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                                                                     EXHIBIT 5.1


                           NETSOL INTERNATIONAL, INC.
                         24025 Park Sorrento, Suite 220
                               Calabasas, CA 91302

                                   May 9, 2001



Ladies and Gentlemen:

     I am the General Counsel of Netsol International, Inc., a Nevada corporation (the "Company"). I am delivering this opinion in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to an aggregate of 4,708,000 shares of the Common Stock, $0.001 par value per share (the "Shares"), which are available to be issued upon the exercise of stock options from time to time under the Netsol International, Inc. 1999 Incentive and Nonstatutory Stock Option Plan and 1997 Incentive and Nonstatutory Stock Option Plan (each, a "Plan"). This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

     In rendering the opinion set forth herein, I have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to my satisfaction to be true and correct copies thereof, as I have deemed necessary under the circumstances.

     I am a member of the Bar of the State of California, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

     Based upon the foregoing examinations of law and fact as I have deemed necessary, and in reliance thereon, and subject to compliance with the applicable state securities laws, I am of the opinion that the Shares have been duly authorized, and when offered, sold, issued and paid for pursuant to the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

     I am the holder of Common Stock of the Company and/or options to purchase Common Stock granted under the Plans which in the aggregate represent less than 1% of the Company's outstanding Common Stock.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                  /s/ Malea Farsai

                                  Malea Farsai
                                  General Counsel